UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

GENERATION ASIA I ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41239	98-1588665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boundary Hall, Cricket Square Grand Cayman, Cayman Islands		KY1-1102
(Address of Principal Executive Offices)		(Zip Code)

(345) 814-5580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	GAQ.U	The New York Stock Exchange
Class A ordinary shares	GAQ	The New York Stock Exchange
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GAQWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Generation Asia I Acquisition Limited, a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 8.01	Other Events.

On January 24, 2022, the Company consummated an initial public offering (the “IPO”) of 20,000,000 units (the “Units”), at an offering price of $10.00 per Unit and a private placement of 6,800,000 private placement warrants at a price of $1.00 per warrant (the “Private Placement”). A total of $202,000,000.00 (the “Offering Proceeds”), comprised of the net proceeds of the IPO and certain proceeds from the Private Placement, was placed in a trust account established for the benefit of the Company’s public stockholders and the underwriter of the IPO, with Continental Stock Transfer & Trust Company acting as trustee.

Except with respect to interest earned on the Offering Proceeds held in the trust account that may be released to the Company to pay its taxes, if any, the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Charter”) provides that the Offering Proceeds will not be released from the trust account until the earliest of (1) the completion of the Company’s initial business combination, and then only in connection with those shares of Class A ordinary shares that such shareholders properly elected to redeem, subject to certain limitations as described therein, (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Charter (A) to modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 18 months from the closing of the IPO (or up to 24 months if the Company extends the period of time to complete its business combination or during any shareholder approved extension period) or (B) with respect to other specified provisions relating to the shareholders’ rights or pre-initial business combination activity and (3) the redemption of all of the Company’s public shares if the Company has not consummated its business combination within 18 months from the closing of the IPO or such later date up to 24 months if the Company extends the period of time to consummate its business combination or as approved by holders of a majority of the Company’s outstanding ordinary shares, subject to applicable law.

An audited balance sheet as of January 24, 2022 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits

99.1	Audited Balance Sheet

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022	GENERATION ASIA I ACQUISITION LIMITED

	By:	/s/ Roy Kuan
	Name:	Roy Kuan
	Title:	Chief Executive Officer